                                                                Exhibit 99(h)(5)

                   AMENDMENT TO THE TRANSFER AGENCY AGREEMENT
                          FOR IMPRESSNet(R) SERVICES

     THIS AMENDMENT, dated as of October 1, 1999 is made to the Transfer Agency Agreement[s] (the "Agreement[s]") between each of the Funds executing this Amendment (hereinafter individually and collectively referred to as the "Fund") and FIRST DATA INVESTOR SERVICES GROUP, INC. ("Investor Services Group").

                                   WITNESSETH

     WHEREAS, the Fund desires to enable Shareholders and Financial Planners to access certain Fund and Shareholder information maintained by Investor Services Group on behalf of the Fund on the Investor Services Group System through the use of the Internet and Investor Services Group desires to allow such access and provide certain services as more fully described below in connection therewith;

     NOW, THEREFORE, the Fund and Investor Services Group agree that as of the date first referenced above, Investor services Group Agreement shall be amended as follows:

1. The IMPRESSNet amendment to each Agreement dated June 1, 1998 is hereby deleted from the Agreements in its entirety.

2. Exhibit 1 of each Agreement is modified to reflect the revised list of Portfolios for each Fund attached hereto as Revised Exhibit 1 and incorporated herein.

3.  Definitions.  The following definitions are hereby incorporated into
    Agreement:

    (a) "Account Inquiry" shall mean any access to the Investor Services Group recordkeeping system via IMPRESSNet(R) initiated by an End-User which is not a Financial Transaction.

    (b) "End-User" shall mean any Shareholder or Financial Planner that accesses the Investor Services Group recordkeeping system via IMPRESSNet(R).

    (c) "Financial Planner" shall mean any investment advisor, broker-dealer, financial planner or any other person authorized to act on behalf of a Shareholder.

    (d) "Financial Transaction" shall mean purchase, redemption, exchange or any other transaction involving the movement of Shares initiated by an End-User.

    (e) "Fund Home Page" shall mean the Fund's proprietary web site on the Internet used by the Fund to provide information to its shareholders and potential shareholders.

     (f) "IMPRESSNet(R)" shall mean the Investor Services Group proprietary system consisting of the Investor Services Group Secure Net Gateway and the Investor Services Group Web Transaction Engine.

     (g) "Investor Services Group Secure Net Gateway" shall mean the system of computer hardware and software and network established by Investor Services Group to provide access between Investor Services Group recordkeeping system and the Internet.

     (h) "Investor Services Group Web Transaction Engine" shall mean the system of computer hardware and software created and established by Investor Services Group in order to enable Shareholders of the Fund to perform the transactions contemplated hereunder.

     (i) "Internet" shall mean the communications network comprised of multiple communications networks linking education, government, industrial and private computer networks.

2. Responsibilities of Investor Services Group. In addition to the services rendered by Investor Services Group as set forth in the Agreement, Investor Services Group agrees to provide the following services for the fees set forth in the Schedule of IMPRESSNet(R) Fees attached hereto as Schedule A of the Amendment:

     (a) In accordance with the written IMPRESSNet(R) procedures and product functionality documentation provided to the Fund by Investor Services Group, Investor Services Group shall, through the use of the Investor Services Group Web Transaction Engine and Secure Net Gateway; (i) enable the Funds and End-Users to utilize the Internet to access Fund information maintained by the Fund on the Fund Home Page; and (ii) enable End-Users to utilize the Internet to access the Investor Services Group System in order to perform account inquiries and transactions in Shareholder accounts.

     (b) process the set up of personal identification numbers ("PIN") which shall include verification of initial identification numbers issued, reset and activate personalized PIN's and reissue new PIN's in connection with lost PIN's;

     (c) Installation services which shall include, review and sign off on the Fund's network requirements, recommending method of linking to the FDISG Web Transaction Engine, installing network hardware and software, implementing the network connectivity, and testing the network connectivity and performance;

     (d) Maintenance and support of the Investor Service Group Secure Net Gateway and the Investor Services Group Web Transaction Engine, which includes the following:

         (i) error corrections, minor enhancements and interim upgrades to IMPRESSNet(R) which are made generally available by FDISG to IMPRESSNet(R) customers;

         (ii) help desk support to provide assistance to Fund employees with the Fund's use of IMPRESSNet(R).

     Maintenance and support shall not include (i) access to or use of any substantial added functionality, new interfaces, new architecture, new platforms, new versions or major development efforts, unless made generally available by FDISG to IMPRESSNet(R) clients, as determined solely by FDISG, or (ii) maintenance of customized features.

     (e) Maintenance and upkeep of the security infrastructure and capabilities described in the procedures and product functionality documentation.

     (f) Prepare and forward a monthly usage reports to the Fund which shall provide the Fund with a summary of activity and functionality used by and End-Users.

3 Responsibility of the Fund. In connection with the services provided by Investor Services Group hereunder, the Fund shall be responsible for the following:

     (a) establishment and maintenance of the Fund Home Page on the Internet;

     (b) services and relationships between the Fund and any third party on-line service providers to enable End-Users to access the Fund Home Page and/or the Investor Services System via the Internet;

     (c) provide Investor Services Group with access to and information regarding the Fund Home page in order to enable Investor Services Group to provide the services contemplated hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.



THE MUNDER FUNDS, INC.                           THE MUNDER FUNDS TRUST

/s/ Terry H. Gardner                             /s/ Terry H. Gardner
--------------------                             --------------------

By: Terry H. Gardner                             By: Terry H. Gardner

Title: Vice President and Chief Financial        Title: Vice President and Chief
       Officer                                          Financial Officer


ST. CLAIR FUNDS                                  THE MUNDER FRAMLINGTON FUNDS
                                                 TRUST


/s/ Terry H. Gardner                             /s/ Terry H. Gardner
--------------------                             --------------------

By: Terry H. Gardner                             By: Terry H. Gardner

Title: Vice President and Chief Financial        Title: Vice President and Chief
       Officer                                          Financial Officer



FIRST DATA INVESTOR SERVICES
GROUP, INC.



/s/ Peggy Schooley
-------------------------

By: Peggy Schooley

Title:
      -------------------

                           Exhibit 1 - Revised As of
                          List of Funds and Portfolios


THE MUNDER FUNDS TRUST
----------------------
Munder Balanced Fund
Munder Bond Fund
Munder Cash Investment Fund
Munder Growth and Income Fund
Munder Index 500 Fund
Munder Intermediate Bond Fund
Munder International Equity Fund
Munder Michigan Tax-Free Bond Fund
Munder Small Company Growth Fund
Munder Tax-Free Bond Fund
Munder Tax-Free Short-Intermediate Bond Fund
Munder Tax-Free Money Market Fund
Munder U.S. Government Income Fund
Munder U.S. Treasury Money Market Fund

THE MUNDER FUNDS INC.
---------------------
Munder Multi-Season Growth Fund
Munder Money Market Fund
Munder Real Estate Equity Investment Fund
Munder Value Fund
Munder Mid-Cap Growth Fund
Munder Equity Selection Fund
Munder Growth Opportunities Fund
Munder International Bond Fund
Munder All-Season Conservative Fund
Munder All-Season Moderate Fund
Munder All-Season Aggressive Fund
Munder Micro-Cap Equity Fund
Munder Small-Cap Value Fund
Munder NetNet Fund

ST. CLAIR FUNDS INC.
--------------------
Liquidity Plus Money Market Fund
Munder S&P 500 Index Equity Fund
Munder S&P MidCap Index Equity Fund
Munder S&P SmallCap Index Equity Fund
Munder Foreign Equity Fund
Munder Aggregate Bond Index Fund
Munder Institutional Money Market Fund
Munder Institutional S&P 500 Index Equity Fund
Munder Institutional S&P Mid-Cap Index Equity Fund
Munder Institutional S&P SmallCap Index Equity Fund
Munder Institutional Short-Term Treasury Fund

THE MUNDER FRAMLINGTON FUNDS TRUST
----------------------------------
Framlington Emerging Markets Fund
Framlington Healthcare Fund
Framlington International Growth Fund
Framlington Global Financial Services Fund

                                  Schedule A

                              IMPRESSNet/R/ Fees

A.  IMPRESSNet/R/ Retail.

    1.  Transaction Costs:
        . Account Inquiry            . $.10 per inquiry
        . Financial Transactions     . $.50 per transaction

    2. Hardware Maintenance Fee Including Hardware and Software: $50,000 per annum*
        . Does not include client hardware and software requirements.  That is an out-of-pocket expense for the client
        . Installation of hardware is billed as time and materials
        . Does not include third party hardware and software maintenance agreements
        . Does not include hardware upgrades

    3.  Customized Development:  $150 per hour*

    4.  Call Center Services for Registration (one-time):  $2.50 per call

    5.  Network Fee (one-time):  $2,100*

    6.  PIN Registration and Lost PIN Replacement          $2.50 per/PIN

B.  IMPRESSNet/R/ Brokerage

    1.  One Time Set up Fee:             $30,000* - Fee Waived
                                         $  1,000 per Portfolio

    2.  Annual Maintenance Fee:          $28,000 per annum*

    3.  Transaction Costs:
        . Account Inquiry                $.05 per inquiry
        . Financial Transactions         $.30 per transaction
        . Statements                     $.10 per statement
        . New Account Set Up
            With Settlement              $1.50 per account

    4.  Customized Development:          $150 per hour*

    5.  PIN Registration and Lost PIN
          Replacement:                   $2.50 per/PIN

*Cumulative charge with respect to all Funds executing this Amendment and such other Funds advised by Munder Asset Management services by Investor Services Group.

     The above references fees do not include fees associated with third party software products or fees associated with other Investor Services Group products which may be required to utilize future releases of IMPRESSNet/TM/.

     Investor Services Group will provide an invoice as soon as practicable after the end of each calendar month. The Fund agrees to pay to Investor Services Group the amounts so billed by Federal Funds Wire within fifteen
     (15) business days after the Fund's receipt of the invoice. In addition, with respect to all fees, Investor Services Group may charge a service fee equal to the lesser of (i) one and one half percent (1-1/2%) per month or
     (ii) the highest rate legally permitted on any past due invoiced amounts.